EXHIBIT 99.1

10172 Linn Station Road Louisville, Kentucky 40223 (502) 426-4800
Contact: Gregory A. Wells, Executive Vice President and CFO	Date: August 27, 2008

FOR IMMEDIATE RELEASE

NTS Realty Holdings Limited Partnership Announces Agreement to Purchase Courtney Estates Multifamily Property inRaleigh,
North Carolina

Louisville, KY (August 27, 2008) (AMEX: NLP) – NTS Realty Holdings Limited Partnership (the “Company”) announced today that it has entered into a Purchase and Sale Agreement (the “Agreement”) with Courtney Estates Holdings LLC, an unaffiliated Delaware limited liability company (the “Seller”), to purchase a multifamily property located in Raleigh, North Carolina (“Courtney Estates”).

Courtney Estates is a 300-unit garden style apartment community located near Research Triangle Park and Brier Creek Commons Shopping Center, with excellent access to Interstates 40 and 540, offering apartments featuring large floor plans, fully-equipped kitchens, open breakfast bars, separate dining areas, large luxury baths, full-sized washers and dryers, private patios/ balconies, walk-in closets, nine-foot ceilings with crown molding, dressing areas, computer niches, high speed internet access and other custom home features. In addition, the property offers its residents access to an elegant clubhouse with a fully-equipped kitchen/bar area and business center, a heated resort-style pool, spacious sundeck, outdoor eating area with grills, high speed internet access (clubhouse and pool area), a 24-hour sportsplex including a weight room, locker room, indoor basketball court, indoor racquetball court and children’s play center, a sand volleyball court, an outdoor children’s playground, pet walking stations and a car care center. Some units also have attached garages, vaulted ceilings and garden tubs.

A spokesperson for the Company indicated that, subject to the terms and conditions of the Agreement, the Company has agreed to acquire Courtney Estates for a purchase price of $39.0 million. The Company has until September 26, 2008 to conduct general due diligence on the property. If the Company is satisfied with the results of its due diligence, it must close on its purchase of Courtney Estates by October 26, 2008.

The spokesperson also announced that the Company intends to satisfy the purchase price for Courtney Estates from the proceeds of a mortgage loan secured by the property and from working capital.

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Although the Company believes it will be able to complete the purchase of Courtney Estates, there can be no assurance that the Company will acquire this property on the terms and conditions described in this release or on any other terms and conditions.

About NTS Realty Holdings Limited Partnership

The Company directly, or as a tenant in common with unaffiliated co-owners, currently owns twenty-two properties, comprised of twelve multifamily properties, seven office buildings and business centers and three retail properties. The properties are located in and around Louisville and Lexington, Kentucky, Nashville and Cordova, Tennessee, Richmond, Virginia, Fort Lauderdale, Florida, Indianapolis, Indiana and Atlanta, Georgia. The Company’s limited partnership units are listed on the American Stock Exchange under the trading symbol “NLP.”

Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This press release contains forward looking statements that can be identified by the use of words like “believe,” “expect,” “may,” “could,” “intend,” “project,” “estimate,” or “anticipate.” These forward looking statements, implicitly or explicitly, include assumptions underlying the statements and other information with respect to the Company’s beliefs, plans, objectives, goals, expectations, estimates, intentions, financial condition, results of operations, future performance and business, including its expectation of, and estimates with respect to, revenues, expenses, earnings, return of and on equity, return on assets, asset quality and other financial data and performance ratios. Although the Company believes that the expectations reflected in its forward looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. Important factors that would cause actual results to differ materially from expectations are disclosed under “Risk Factors” and elsewhere in the Company’s most recent annual report on Form 10-K, which was filed on March 25, 2008, and registration statement on Form S-4, which became effective on October 27, 2004.

If one or more of the factors affecting forward looking information and statements proves incorrect, the Company’s actual results of operations, financial condition or prospects could differ materially from those expressed in, or implied by, the forward looking information and statements contained in this press release.

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